Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Wheels Up Experience Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A common stock, $0.0001 par value per share	457(o)	(1)	(2)	(2)	.00015310	--	--	--	--	--
	Equity	Preferred stock $0.0001 par value per share	457(o)	(1)	(2)	(2)	.00015310	--	--	--	--	--
	Equity	Warrants of Wheels Up Experience Inc.	457(o)	(1)	(2)	(2)	.00015310	--	--	--	--	--
	Other	Units of Wheels Up Experience Inc.	457(o)	(1)	(2)	(2)	.00015310	--	--	--	--	--
	Debt	Debt securities of Wheels Up Experience Inc.	457(o)	(1)	(2)	(2)	.00015310	--	--	--	--	--
Fees Previously Paid	--	--	--	--	--	--	--	--	--	--	--	--
Carry Forward Securities
Carry Forward Securities	--	--	--	--	--	--	--	--	--	--	--	--
	Total Offering Amounts					$400,000,000.00(3)	.00015310	$61,240.00
	Total Fees Previously Paid							--
	Total Fee Offsets							$6,440.88(4)
	Net Fee Due							$54,799.12

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed (4)	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset claimed (4)	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed(4)	Fee Paid with Fee Offset Source (4)
Rule 457(p)
Fee Offset Claims	Wheels Up Experience Inc.	Form S-8	33-265991	07/01/22	--	$123.60	Equity	Class A common stock, $0.0001 par value per share	68,376	$133,333.20	--
Fee Offset Claims	Wheels Up Experience Inc.	Form S-8	33-280067	06/07/24	--	$6,317.28	Equity	Class A common stock, $0.0001 par value per share	20,000,000	$42,800,000.00	--
Fee Offset Sources	Wheels Up Experience Inc.	Form S-8	33-265991	--	07/01/22	--	--	--	--	--	$123.60
Fee Offset Sources	Wheels Up Experience Inc.	Form S-8	33-280067	--	06/07/24	--	--	--	--	--	$6,317.28

(1)	An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)	The proposed maximum offering price per security and proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3 under the Securities Act.

(3)	The proposed maximum aggregate offering price is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Subject to Rule 462(b) under the Securities Act, the aggregate maximum offering price of all securities issued by the registrant pursuant to this registration statement will not exceed $400,000,000.00.

(4)	On July 1, 2022, the Registrant filed a registration statement on Form S-8 (File No. 33-265991) (the “2022 Registration Statement”), which registered 2,051,282 shares (205,128 shares following a reverse stock split completed on June 7, 2023) of the Registrant’s Class A common stock, $0.0001 par value per share (“Common Stock”) to be delivered to the participants in the Registrant’s 2022 Inducement Grant Plan (the “2022 Inducement Grant Plan”). The Registrant previously paid $370.80 in registration fees with respect to the 2022 Registration Statement.

On June 7, 2024, the Registrant filed a registration statement on Form S-8 (File No. 333-280067) (the “2024 CFO Performance Award Registration Statement” together with the 2022 Registration Statement, the “Withdrawn Registration Statements”), which registered 20,000,000 shares of Common Stock to be delivered to the participant(s) under the Wheels Up Experience Inc. Performance Award Agreement, dated as of March 3, 2024, by and between Wheels Up Experience Inc. and Todd Smith (the “CFO Performance Award Agreement”). The Registrant previously paid $6,317.28 in registration fees with respect to the 2024 CFO Performance Award Registration Statement.

The participant under the 2022 Inducement Grant Plan and the CFO Performance Award Agreement ceased performing services to the Registrant effective September 6, 2024. Pursuant to the terms of the 2022 Inducement Grant Plan, 68,376 RSUs granted to the participant of the 2022 RSUs, were forfeited (the “Forfeited RSUs”) and as a result, no shares of Common Stock were issued, or in the future will be issuable, with respect to the Forfeited RSUs under the 2022 Registration Statement. Similarly, pursuant to the terms of the CFO Performance Award Agreement, the entire award to the participant was forfeited and no shares of Common Stock were issued, or in the future will be issuable under the 2024 CFO Performance Award Registration Statement. The Registrant filed post-effective amendments to withdraw the Withdrawn Registration Statements on December 27, 2024. As a result, the Registrant has $6,440.88 in unused filing fees associated with the Withdrawn Registration Statements that remain available to offset filing fees payable pursuant to this registration statement in accordance with Rule 457(p) under the Securities Act.